UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

ARKADOS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Warren Street, Suite 320

Newark, New Jersey 07103

(Address of Principal Executive Offices)

(862) 393-1988

(Registrant's telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

Item 3.02. Unregistered Sales of Equity Securities.

On January 29, 2015, we issued 12,560,200 shares to eleven certain previous holders of unsecured debt of the Company. On May 12, 2011 and as described in our Information statement that was filed April 21, 2011, these holders accepted the stock to release the Company with respect to its obligations under certain subordinated notes. The shares were not previously issued however, due to administrative and other impediments. These shares are restricted not involved in a public offering and therefore issued pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act of 1933. There were no proceeds to the Company directly as a result of the issuance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKADOS GROUP INC.

Date: February 4, 2015	By: /s/ Terrence DeFranco
Terrence DeFranco
Chief Executive Officer